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                                                                   EXHIBIT 23.2

                                                                   {MAPLES LOGO}


OUR REF       AEO/618586/2452874v1
DIRECT TEL    +852 2971 3007
EMAIL         RICHARD.THORP@MAPLESANDCALDER.COM



E-House (China) Holdings Limited
17/F Merchandise Harvest Building (East)
No. 333, North Chengdu Road
Shanghai 200041
People's Republic of China



25 January 2008


Dear Sirs

E-HOUSE (CHINA) HOLDINGS LIMITED

We hereby consent to the use of this consent in, and the filing hereof as an Exhibit to, the Registration Statement and to the reference to our name under the headings "Enforceability of Civil Liabilities", "Taxation" and "Legal Matters" and elsewhere in the prospectus included in the Registration Statement, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.



Yours faithfully



/s/ Maples and Calder
Maples and Calder